CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-1A (“Registration Statement”) of our report dated December 13, 2017, relating to the financial statements and financial highlights of Putnam Multi-Asset Absolute Return Fund (formerly Putnam Absolute Return 700 Fund), which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 26, 2018